                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report: July 1, 2000 (Date of earliest event reported):

                              THE BISYS GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-19922                   13-3532663
(State or other jurisdiction of    (Commission File            (IRS Employer
      of incorporation)                Number)              Identification No.)

                 150 CLOVE ROAD, LITTLE FALLS, NEW JERSEY 07424
                    (Address of principal executive offices)
                                 (973) 812-8600
              (Registrant's telephone number, including area code)

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

(a)               Financial Statements of Business Acquired

                           Audited financial statements of Pictorial Holdings,
                  Inc. for the year ended December 31, 1999.

                           Unaudited financial statements of Pictorial Holdings,
                  Inc. for the six months ended June 30, 2000 and 1999.

(b)               Pro Forma Financial Information

                           Pro forma consolidated balance sheet of the
                  registrant at June 30, 2000 and pro forma consolidated statement of operations of the registrant for the fiscal year ended June 30, 2000.

                  The registrant hereby amends its Current Report on Form 8-K dated July 1, 2000 to file on the following pages the financial statements and pro forma financial information required by this item.

(c)               Exhibits

*2.1 Stock Purchase Agreement dated as of May 26, 2000 between PRIMEDIA Inc. and The BISYS Group, Inc.

 23               Consent of PricewaterhouseCoopers LLP

*99.1             Press release of The BISYS Group, Inc. dated June 1, 2000.

*99.2             Press release of The BISYS Group, Inc. dated July 5, 2000.


--------------------
*Previously Filed

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 THE BISYS GROUP, INC.
                                 (Registrant)



                                 By: /s/ Lynn J. Mangum
                                     -------------------------------------------
                                     Lynn J. Mangum
                                     Chairman and Chief Executive Officer

Dated:  September 15, 2000

PICTORIAL HOLDINGS, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Pictorial Holdings, Inc.


In our opinion, the accompanying consolidated balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of Pictorial Holdings, Inc. at December 31, 1999 and the results of its operations and its cash flows for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

August 15, 2000

PICTORIAL HOLDINGS, INC.

BALANCE SHEET
DECEMBER 31, 1999 AND JUNE 30, 2000
--------------------------------------------------------------------------------

                                                      DECEMBER 31,      JUNE 30,
                                                         1999            2000
                                                     ------------    ------------
                                                                      (UNAUDITED)
ASSETS
Current assets:
    Cash and cash equivalents                        $     30,000    $    218,000
    Restricted cash                                       646,000         719,000
    Accounts receivable, net                            4,781,000       4,443,000
    Inventory                                             737,000         810,000
    Deferred tax asset                                  1,036,000         912,000
    Prepaid expenses and other current assets             362,000         558,000
                                                     ------------    ------------
        Total current assets                            7,592,000       7,660,000

Property and equipment, net                             1,144,000       1,904,000
Intangible assets, net                                 82,257,000      78,831,000
Deferred tax assets                                          --           119,000
Other assets                                              186,000         142,000
                                                     ------------    ------------

        Total assets                                 $ 91,179,000    $ 88,656,000
                                                     ------------    ------------

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
    Accounts payable                                 $    757,000    $    607,000
    Cash overdraft                                           --           883,000
    Accrued liabilities                                 2,883,000       1,507,000
    Deferred revenue                                    8,103,000       7,494,000
                                                     ------------    ------------
        Total current liabilities                      11,743,000      10,491,000
                                                     ------------    ------------

Deferred tax liability                                    264,000            --

Commitments (Note 5)

Shareholder's equity:
    Investment by parent                               84,587,000      84,680,000
    Accumulated deficit                                (5,415,000)     (6,515,000)
                                                     ------------    ------------

        Total shareholder's equity                     79,172,000      78,165,000
                                                     ------------    ------------

        Total liabilities and shareholder's equity   $ 91,179,000    $ 88,656,000
                                                     ------------    ------------



   The accompanying notes are an integral part of these financial statements.

PICTORIAL HOLDINGS, INC.

STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999 AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                   SIX MONTHS
                                           DECEMBER 31,           ENDED JUNE 30,
                                                          ----------------------------
                                              1999            2000            1999
                                          ------------    ------------    ------------
                                                                  (UNAUDITED)

Net sales                                 $ 24,496,000    $ 13,519,000    $ 12,280,000
Cost of sales                                1,610,000         924,000         888,000
                                          ------------    ------------    ------------

Gross profit                                22,886,000      12,595,000      11,392,000
                                          ------------    ------------    ------------

OPERATING EXPENSES:
    Selling, general and administrative     14,362,000       7,304,000       7,384,000
    Depreciation and amortization            8,492,000       3,690,000       4,232,000
                                          ------------    ------------    ------------

        Total operating expenses            22,854,000      10,994,000      11,616,000
                                          ------------    ------------    ------------

Income (loss) from operations                   32,000       1,601,000        (224,000)

Intercompany interest expense                6,246,000       2,939,000       3,311,000
Other income, net                               (3,000)         22,000            --
                                          ------------    ------------    ------------

Loss before taxes                           (6,211,000)     (1,360,000)     (3,535,000)

Income tax benefit                             606,000         259,000         303,000
                                          ------------    ------------    ------------

Net loss                                  $ (5,605,000)   $ (1,101,000)   $ (3,232,000)
                                          ------------    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

PICTORIAL HOLDINGS, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999 AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                                            SIX MONTHS
                                                                      DECEMBER 31,        ENDED JUNE 30,
                                                                                    --------------------------
                                                                         1999           2000           1999
                                                                     -----------    -----------    -----------
                                                                                            (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                         $(5,605,000)   $(1,101,000)   $(3,232,000)
    Adjustments to reconcile net loss to net cash provided by
       operating activities:
        Amortization expense                                           8,144,000      3,524,000      4,075,000
        Depreciation expense                                             348,000        166,000        157,000
        Gain on disposal of property and equipment                        (3,000)          --             --
        Deferred tax benefit                                            (606,000)      (259,000)      (303,000)
        Changes in current assets and liabilities:
           Restricted cash                                               (11,000)       (73,000)      (253,000)
           Accounts receivable                                        (1,209,000)       338,000        811,000
           Inventory                                                     (73,000)       (73,000)        21,000
           Prepaid expenses and other current assets                    (260,000)      (196,000)      (138,000)
           Accounts payable                                              574,000       (150,000)        81,000
           Cash overdraft                                                   --          883,000           --
           Accrued liabilities                                        (1,463,000)    (1,375,000)      (929,000)
           Deferred revenue                                              930,000       (609,000)      (904,000)
        Changes in other assets                                          (74,000)        44,000        134,000
                                                                     -----------    -----------    -----------
               Net cash provided by (used in) operating activities       692,000      1,119,000       (480,000)
                                                                     -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                                  (234,000)      (973,000)      (154,000)
    Proceeds from the sale of property and equipment                   1,143,000           --
    Capitalized software development costs                              (364,000)       (51,000)      (300,000)
                                                                     -----------    -----------    -----------
               Net cash provided by (used in) investing activities       545,000     (1,024,000)      (454,000)
                                                                     -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Change in investment by parent, net                               (1,306,000)        93,000        964,000
                                                                     -----------    -----------    -----------
               Net cash provided by (used in) financing activities    (1,306,000)        93,000        964,000
                                                                     -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents                     (69,000)       188,000         30,000

Cash and cash equivalents at beginning of period                          99,000         30,000         99,000
                                                                     -----------    -----------    -----------

Cash and cash equivalents at end of period                           $    30,000    $   218,000    $   129,000
                                                                     ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

PICTORIAL HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999 AND SIX MONTHS ENDED JUNE 30, 2000 (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED)
--------------------------------------------------------------------------------

1.       THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         THE COMPANY
         Pictorial Holdings, Inc. (the "Company") provides training programs as well as licensing and compliance products for the financial services industry, primarily insurance companies located in the United States.

         BASIS OF PRESENTATION
         On July 1, 2000 the Company, a wholly-owned subsidiary of Primedia, Inc. (Primedia), was acquired by The BISYS Group, Inc. As of December 31, 1999 and prior to the acquisition date, several wholly-owned subsidiaries of Primedia were held by the Company, including an operating subsidiary named Pictorial, Inc. Prior to the acquisition date, the assets and liabilities of all subsidiaries of the Company were distributed to other entities within Primedia with the exception of Pictorial, Inc. These financial statements present the financial position, operations and cash flows of the Company as of and for the year ended December 31, 1999 and as of and for the six months ended June 30, 2000 in the form the Company existed on the acquisition date. Management of the Company believes this presentation is more reflective of the entity acquired since Pictorial, Inc. was in a dissimilar business from the other subsidiaries, was managed and financed as if it were autonomous, had no more than incidental common facilities and costs, and does not have material financial commitments, guarantees, or contingent liabilities to the other entities after the acquisition.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION
         Software license revenue is generally recognized ratably over the contract period, which ranges from one to five years, provided that no significant vendor obligations remain and collection is considered probable. Training services revenue is generally recognized as the services are performed or when the product is shipped.

         CASH EQUIVALENTS
         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions.

         RESTRICTED CASH
         The Company is required to place certain funds received from customers in an escrow account until the required services have been performed. These funds are treated as restricted cash.

PICTORIAL HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999 AND SIX MONTHS ENDED JUNE 30, 2000 (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED)
--------------------------------------------------------------------------------

         CONCENTRATION OF CREDIT RISK
         Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenue earned from customers located in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable. The allowance for doubtful accounts was $42,000 and $71,000 at December 31, 1999 and June 30, 2000, respectively.

         INVENTORY
         Inventories primarily include training materials and are stated at the lower of cost or market, cost being determined using the last-in, first-out method.

         CAPITALIZED SOFTWARE DEVELOPMENT COSTS
         All costs incurred to establish the technological feasibility of software to be sold, leased or otherwise marketed are expensed as research and development costs. Costs incurred subsequent to the establishment of technological feasibility, and prior to the general availability of the product to the public are capitalized. The Company defines technological feasibility as the establishment of a working model which typically occurs when the Beta testing commences.

         Costs incurred to develop software to be used for internal use are accounted for in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Accordingly, costs other than reengineering are expensed or capitalized depending on whether they are incurred in the preliminary project stage, application development stage, or the post-implementation/operation stage. Reengineering costs are expensed as incurred.

         The Company's policy is to amortize the capitalized software costs using the straight-line method over the remaining estimated economic life of the product or program at the beginning of the period, which is generally three years. Capitalized software development costs as of December 31, 1999 and June 30, 2000 are as follows:

                                              DECEMBER 31,   JUNE 30,
                                                 1999         2000
                                               ---------    ---------

CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET:
    Capitalized software development costs     $ 669,000    $ 720,000
    Less:  Accumulated amortization             (135,000)    (233,000)
                                               ---------    ---------

                                               $ 534,000    $ 487,000
                                               ---------    ---------

         Amortization expense of capitalized software development costs was $101,000 for the year ended December 31, 1999 and $98,000 for the six months ended June 30, 2000.

PICTORIAL HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999 AND SIX MONTHS ENDED JUNE 30, 2000 (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED)
--------------------------------------------------------------------------------

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 3 to 20 years, or the lease term of the respective assets. When properties are retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts with the resulting gain or loss being reflected in results of operations.

         GOODWILL AND INTANGIBLE ASSETS
         Goodwill arising from business acquisitions is amortized over its useful life not to exceed forty years, on a straight-line basis. Intangible assets primarily include trademarks, customer lists, purchased software, training programs and non-compete agreements which are valued at acquisition through independent appraisals. Trademarks are amortized over their expected useful life not to exceed forty years, on a straight-line basis. Other intangible assets are amortized over the expected useful life of the asset, which range from two to five years, on a straight-line basis.

         LONG-LIVED ASSETS
         The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

         SEGMENT INFORMATION
         The Company has adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." Management has determined that the Company has a single reportable segment consisting of the development, sale and support of training products supporting the financial services industry. Management uses one measurement of profitability and does not disaggregate its business for internal reporting. International operations in all periods presented have not been material to revenue or net income.

         RECENT ACCOUNTING PRONOUNCEMENTS
         In December 31, 1999, the SEC issued SAB 101, "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management believes that the impact of SAB 101 will not have a material effect on the financial position or results of operations of the Company.

         INCOME TAXES
         Income taxes are allocated to the Company using the top-down approach. Under this method, consolidated current and deferred taxes of Primedia are allocated among the members of the consolidated group based on the income (losses) generated by each of the members of the consolidated group.

PICTORIAL HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999 AND SIX MONTHS ENDED JUNE 30, 2000 (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED)
--------------------------------------------------------------------------------
2.       BALANCE SHEET COMPONENTS

                                               DECEMBER 31,       JUNE 30,
                                                  1999              2000
                                              -------------    -------------

INTANGIBLE ASSETS
    Goodwill                                  $  76,357,000    $  76,357,000
    Customer lists                               11,580,000       11,580,000
    Training programs, trademarks and other      12,300,000       12,300,000
                                              -------------    -------------
                                                100,237,000      100,237,000
    Less:  Accumulated amortization             (17,980,000)     (21,406,000)
                                              -------------    -------------

                                              $  82,257,000    $  78,831,000
                                              -------------    -------------


PROPERTY AND EQUIPMENT, NET:
    Computer equipment                        $     695,000    $     764,000
    Computer software                               669,000          720,000
    Furniture and fixtures                          193,000          711,000
    Leasehold improvements                          338,000          724,000
                                              -------------    -------------
                                                  1,895,000        2,919,000
    Less:  Accumulated depreciation                (751,000)      (1,015,000)
                                              -------------    -------------

                                              $   1,144,000    $   1,904,000
                                              -------------    -------------

3.       TRANSACTIONS WITH PARENT

         During the year ended December 31, 1999, and six months ended June 30, 2000 Primedia allocated costs of $1,600,000 and $214,000, respectively, to the Company representing services performed by corporate, which costs are included in general and administrative expenses in the accompanying Statement of Operations. These services included executive management, accounting, information systems and other administrative services incurred by Primedia. These costs were allocated to subsidiaries of Primedia, including the Company based on a percentage of revenue basis. Management believes this methodology is reasonable in reflecting the operations of the Company on a stand-alone basis.

         An allocation of debt incurred by Primedia was also pushed down to the Company based on a percentage of the purchase price of acquired entities. For the year ended December 31, 1999 and the six months ended June 30, 2000 interest expense of $6,246,000 and $2,939,000, respectively, associated with this debt was also pushed down to the Company using the same allocation method and is reflected in the accompanying Statement of Operations.

PICTORIAL HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999 AND SIX MONTHS ENDED JUNE 30, 2000 (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED)
--------------------------------------------------------------------------------

         The investment in parent account consists of the following:

                                        DECEMBER 31,      JUNE 30,
                                            1999            2000
                                        ------------    ------------

Allocation of debt                      $ 92,911,000    $ 92,802,000
Intercompany receivable, net              (8,324,000)     (8,122,000)
                                        ------------    ------------

                                        $ 84,587,000    $ 84,680,000
                                        ------------    ------------

4.       INCOME TAXES
         The provision for income taxes for the year ended December 31, 1999 and for the six months ended June 30, 2000 consists of the following:

                                        DECEMBER 31,    JUNE 30,
                                            1999          2000
                                        ------------    --------

DEFERRED:
    U.S. federal                         $(515,000)    $(220,000)
    State and local                        (91,000)      (39,000)
                                         ---------     ---------

                                         $(606,000)    $(259,000)
                                         ---------     ---------


         Deferred tax assets and liabilities at December 31, 1999 and June 30, 2000 consist of the following:

                                        DECEMBER 31,    JUNE 30,
                                           1999           2000
                                        ------------   ----------

DEFERRED TAX ASSETS:
    Net operating loss carryforwards      $1,099,000   $1,099,000
    Accruals and reserves                  1,036,000      911,000
    Depreciation                             263,000      286,000
                                          ----------   ----------
                                           2,398,000    2,296,000
                                          ----------   ----------

DEFERRED TAX LIABILITIES:
    Amortization of intangible assets     $1,626,000   $1,265,000
                                          ----------   ----------

    Net deferred tax assets               $  772,000   $1,031,000
                                          ----------   ----------

PICTORIAL HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999 AND SIX MONTHS ENDED JUNE 30, 2000 (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED)
--------------------------------------------------------------------------------


         At December 31, 1999 and June 30, 2000, the Company had approximately $691,000 of federal and $408,000 of state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2017. Management does not believe a valuation allowance is necessary as management believes the deferred tax assets will be utilized in the Parent's consolidated tax return. The difference between the Company's effective tax rate and the federal statutory rate is primarily due to losses incurred by the Company being partially utilized in Primedia's consolidated return and state and local income taxes.


5.       COMMITMENTS

         The Company leases office space and equipment under noncancelable operating with various expiration dates through 2010. Rent expense for the year ended December 31, 1999 was $241,000. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and accrues for rent expense incurred but not paid.

         Future minimum lease payments under noncancelable operating leases are as follows:

                 YEAR ENDING
                 DECEMBER 31,

                 2000                                  $  1,080,000
                 2001                                     1,241,000
                 2002                                     1,242,000
                 2003                                     1,254,000
                 2004                                     1,036,000
                 Thereafter                               4,480,000
                                                   ----------------

                                                       $ 10,333,000
                                                   ----------------

PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements give effect to the acquisition by The BISYS Group, Inc. of Pictorial Holdings, Inc. under the purchase method of accounting. The unaudited pro forma balance sheet is based on the individual balance sheets of The BISYS Group, Inc. and Pictorial Holdings, Inc. and has been prepared to reflect the acquisition by The BISYS Group, Inc. of Pictorial Holdings, Inc. as of June 30, 2000. The unaudited pro forma statement of income is based on the individual statements of income of The BISYS Group, Inc. and Pictorial Holdings, Inc. and combines the results of operations of The BISYS Group, Inc. and of Pictorial Holdings, Inc. (acquired by The BISYS Group, Inc. as of July 1, 2000) for the year ended June 30, 2000 as if the acquisition occurred on July 1, 1999.

The accompanying pro forma information is presented for illustrative purposes and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the above transaction been in effect during the periods presented or which may be reported in the future.

               The BISYS Group, Inc. and Pictorial Holdings, Inc.
              Unaudited Pro Forma Combined Condensed Balance Sheet
                                 (in thousands)


                                                BISYS            PICTORIAL          PRO FORMA            PRO FORMA
                                            JUNE 30, 2000      JUNE 30, 2000       ADJUSTMENTS           COMBINED
                                           ---------------    ---------------    ---------------       -------------
ASSETS
Current assets:
  Cash and cash equivalents                $        70,177    $           218    $       (10,100)(1)   $      60,295
  Restricted cash                                     --                  719               --                   719
  Accounts receivable, net                         108,579              4,443               --               113,022
  Deferred tax asset                                 8,808                912              8,835 (2)          18,555
  Other current assets                             131,734              1,368           (115,000)(1)          18,102
                                           ---------------    ---------------    ---------------       -------------
Total current assets                               319,298              7,660           (116,265)            210,693
Property and equipment, net                         61,211              1,904               --                63,115
Intangible assets, net                             188,349             78,831             38,100 (3)         305,280
Deferred tax asset                                    --                  119               (119)(2)            --
Other assets                                        32,193                142               --                32,335
                                           ---------------    ---------------    ---------------       -------------
Total assets                               $       601,051    $        88,656    $       (78,284)      $     611,423
                                           ===============    ===============    ===============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings                    $       115,000    $          --      $          --         $     115,000
  Accounts payable                                  15,110                607               --                15,717
  Cash overdraft                                      --                  883               --                   883
  Accrued liabilities                               89,590              9,001               --                98,591
                                           ---------------    ---------------    ---------------       -------------
Total current liabilities                          219,700             10,491               --               230,191
Deferred tax liability                              13,452               --                 (119)(2)          13,333
Other liabilities                                    6,258               --                 --                 6,258
                                           ---------------    ---------------    ---------------       -------------
Total liabilities                                  239,410             10,491               (119)            249,782
                                           ---------------    ---------------    ---------------       -------------

Stockholders' equity:
Common stock                                           556               --                 --                   556
Additional paid-in capital                         220,558               --                 --               220,558
Investment by parent                                  --               84,680            (84,680)(4)            --
Retained earnings                                  151,874             (6,515)             6,515 (4)         151,874
Less notes receivable from stockholders            (11,347)              --                 --               (11,347)
                                           ---------------    ---------------    ---------------       -------------
Total stockholders' equity                         361,641             78,165            (78,165)            361,641
                                           ---------------    ---------------    ---------------       -------------
Total liabilities & stockholders' equity   $       601,051    $        88,656    $       (78,284)      $     611,423
                                           ===============    ===============    ===============       =============

               The BISYS Group, Inc. and Pictorial Holdings, Inc.
         Unaudited Pro Forma Combined Condensed Statement of Operations
                                 (in thousands)



                                                                      BISYS          PICTORIAL
                                                                    YEAR ENDED       YEAR ENDED      PRO FORMA        PRO FORMA
                                                                  JUNE 30, 2000    JUNE 30, 2000    ADJUSTMENTS       COMBINED
                                                                  -------------    -------------    -----------       ---------

Revenues                                                          $     571,401    $      25,735    $      --         $ 597,136
                                                                  -------------    -------------    -----------       ---------
Operating costs and expenses:
  Service and operating                                                 326,315           13,366           --           339,681
  General and administrative                                             78,719            2,843           --            81,562
  Selling and conversion                                                 26,949              227           --            27,176
  Research and development                                               12,504             --             --            12,504
  Amortization of intangibles                                            11,444            7,461         (2,023)(5)      16,882
  Business divestitures, merger expenses and other charges, net            (520)            --             --              (520)
                                                                  -------------    -------------    -----------       ---------
Operating earnings                                                      115,990            1,838          2,023         119,851
Interest income (expense), net                                               49           (5,874)        (3,251)(6)      (9,076)
                                                                  -------------    -------------    -----------       ---------
Income (loss) before income tax provision                               116,039           (4,036)        (1,228)        110,775
Income tax provision (benefit)                                           45,835             (562)        (1,517)(7)      43,756
                                                                  -------------    -------------    -----------       ---------
Net income (loss)                                                 $      70,204    $      (3,474)   $       289       $  67,019
                                                                  =============    =============    ===========       =========

Basic earnings per share                                          $        2.56               na             na       $    2.44
                                                                  =============    =============    ===========       =========

Diluted earnings per share                                        $        2.46               na             na       $    2.35
                                                                  =============    =============    ===========       =========

               THE BISYS GROUP, INC. AND PICTORIAL HOLDINGS, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


      (1) Represents cash proceeds required for Pictorial acquisition of $129 million, net of estimated working capital adjustment of $3.9 million and net of $115 million that was advanced to seller on June 30, 2000.

      (2) Represents net adjustment to recognize deferred taxes associated with acquired net operating loss carryforwards.

      (3) Represents net adjustment to goodwill and other intangibles as a result of the Pictorial acquisition as follows(in thousands):

          Net amount of purchase price allocated to goodwill and other intangibles                              $116,931
          Goodwill and other intangibles included in historical Pictorial balance sheet                           78,831
                                                                                                            ------------
                                                                                                               $ 38,100
                                                                                                            ============

      (4) Represents adjustments to eliminate historical equity of Pictorial.

      (5) Represents an estimated adjustment to amortization of goodwill and other intangibles resulting from an allocation of the purchase price of Pictorial.

      (6) Represents additional interest costs on borrowings of $125 million from revolving credit facility based on an assumed average interest rate of 7.30%.

      (7) Represents adjustment to income tax provision for effect of Pictorial transaction.